Exhibit 10.8
AMENDMENT NO 1
TO LEASE
     THIS AMENDMENT NO. 1 TO LEASE is made and entered into as of September 15, 2000, by and between RNM LAKEVILLE, L.P., a California Limited Partnership (“Landlord”), and MICROMED LABORATORIES, INC., a California corporation (“Tenant”).
RECITALS
     A. Landlord and Tenant are parties to that certain Lease dated as of October 26, 1999 (the “Lease”), pursuant to which Landlord leases to Tenant, and Tenant leases from Landlord, certain Premises at 1129 North McDowell Boulevard in Petaluma, California. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Lease.
     B. Under paragraph 27 of the Lease, Tenant has the Right of First Refusal with respect to certain premises, which are contiguous to the Premises. In lieu of exercising such Right of First Refusal, Tenant and Landlord have agreed to the terms of Tenant’s expansion into the Additional Premises, pursuant to the terms and conditions of this Amendment.
     THEREFORE, THE PARTIES AGREE AS FOLLOWS:
     1. First Expansion Premises. Landlord and Tenant agree that as of September 1, 2000, the Premises shall include the First Expansion Premises for a total area of 6,286 square feet of Rentable Area. For purposes of the Lease, the First Expansion Date is September 1, 2000.
     2. Additional Premises. In lieu of Tenant’s exercise of its Right of First Refusal pursuant to paragraph 27 of the Lease, Landlord and Tenant have agreed that as of October 1, 2000, 5,500 square feet of Rentable Area (the “Additional Premises”) designated as Area D on Exhibit B1 attached to this Amendment and incorporated herein shall be added to the Premises. On and following October 1, 2000, all references in the Lease to the term Premises shall include such Additional Premises, and the total square feet of Rentable Area within the Premises shall be 11,786.
     3. Acceptance of Premises. Tenant is accepting the Additional Premises in their current condition, AS IS and with all faults. Landlord shall not be under any obligation to modify, alter, paint or otherwise make any modifications to the Additional Premises either prior to or following the delivery thereof to Tenant. Not withstanding the foregoing, the present occupant of the Additional Premises and all personal properties within the Additional Premises shall be removed on or before October 1, 2000 by Landlord. The Additional Premises shall be delivered to Tenant in a clean “broom-swept” condition.
     4. Parking Spaces. The parties hereby confirm that Tenant’s allocation of parking spaces shall increase by two spaces for every 1,000 square feet of Rentable Area within the Additional Premises.

     5. Second Expansion Date. The parties hereby confirm that the Second Expansion Date shall be March 1, 2001. As of and following the Second Expansion Date, the Premises shall consist of 13,840 square feet of Rentable Area.
     6. Base Rent. The parties hereby confirm that Base Rent and Tenant’s Share for the remainder of the term shall be as follows:

Months	Base Rent	Tenant’s Share
09/01/00 - 09/30/00	$5,343	10.73%
10/01/00 - 02/28/01	$10,018	20.12%
03/01/01- 02/28/02	$11,764	23.62%
03/01/02 - 02/28/03	$12,235
03/01/03 - 02/29/04	$12,724
03/01/04 - 02/28/05	$13,233
03/01/05 - 02/28/06	$13,763
     7. Security Deposit Increases. Tenant confirms that on the date of each increase in Base Rent Tenant shall deposit with Landlord the corresponding increase in the Security Deposit.
     8. No Other Modifications. Unless otherwise expressly modified herein, the Lease shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties executed this Amendment No. 1 as of the date first written above.

LANDLORD:		TENANT:

RNM LAKEVILLE, L.P.,		MICROMED LABORATORIES, INC.,
a California Limited Partnership		a California corporation

By:	RNM PETALUMA, INC.,	By:	/s/ Hojabr Alimi

a California corporation,
	its Managing General Partner	Its:	President

Name:	/s/ John R. McNulty	Date:	9/15/2000

John R. McNulty, President

Date:	9/15/2000

EXHIBIT B-1 — PREMISES
DIAGRAM
1129 North McDowell Boulevard
Petaluma, California